                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                         MIRAVANT MEDICAL TECHNOLOGIES
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                          MIRAVANT MEDICAL TECHNOLOGIES
                                336 BOLLAY DRIVE
                         SANTA BARBARA, CALIFORNIA 93117

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 23, 1999

    Notice is hereby given that the Annual Meeting of Stockholders of Miravant Medical Technologies (the "Company") will be held on Wednesday, June 23, 1999, at 9:00 a.m., at The Four Seasons Biltmore Hotel, 1260 Channel Drive, Santa Barbara, California, 93108, (805) 969-2261, for the following purposes:

    1. To elect six (6) Directors to serve until the 2000 Annual Meeting and until their successors are elected and qualified;

    2. To ratify the appointment of Ernst & Young LLP, certified public accountants, as the Company's independent auditors for the fiscal year ending December 31, 1999; and

    3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     These items are more fully described in the following pages. The Board of Directors has fixed the close of business on APRIL 30, 1999, as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting. STOCKHOLDERS ARE REMINDED THAT SHARES CANNOT BE VOTED UNLESS THE STOCKHOLDER IS PRESENT AT THE MEETING OR THE SIGNED PROXY IS RETURNED OR OTHER ARRANGEMENTS ARE MADE TO HAVE THE SHARES REPRESENTED AT THE MEETING.

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          /s/ JOSEPH E. NIDA
                                          -------------------------------
                                          Joseph E. Nida
                                          SECRETARY

Santa Barbara, California
May 10, 1999

                    PLEASE SIGN AND RETURN THE ENCLOSED PROXY

                          MIRAVANT MEDICAL TECHNOLOGIES
                                336 BOLLAY DRIVE
                         SANTA BARBARA, CALIFORNIA 93117

                                 PROXY STATEMENT

    This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about May 10, 1999 in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of Miravant Medical Technologies (collectively with its subsidiaries, the "Company") for the 1999 Annual Meeting of Stockholders, to be held on Wednesday, June 23, 1999, at 9:00 a.m. local time, at The Four Seasons Biltmore, Santa Barbara, California, or at any adjournment thereof. Proxies are solicited to give all stockholders of record at the close of business on April 30, 1999 an opportunity to vote on matters to be presented at the Annual Meeting. Shares can be voted at the meeting only if the stockholder is present or represented by proxy.

    At the Annual Meeting, stockholders will be asked to consider and vote upon three items as follows:

        ITEM NO. 1. To elect six (6) Directors to serve until the 2000 Annual Meeting and until their successors are elected and qualified;

        ITEM NO. 2. To ratify the appointment of Ernst & Young LLP, certified public accountants, as the Company's independent auditors for the fiscal year ending December 31, 1999; and

        ITEM NO. 3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    Any stockholder giving a proxy may revoke it at any time prior to its exercise at the Annual Meeting by giving notice of such revocation either personally or in writing to the Secretary of the Company at the Company's executive offices, by subsequently executing and delivering a later-dated proxy, or by voting in person at the Annual Meeting.

    A copy of the Annual Report to Stockholders is included herewith but shall not constitute proxy solicitation materials.

     THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE ELECTION OF EACH OF ITS DIRECTOR NOMINEES IN ITEM NO. 1 AND APPROVAL OF ITEM NO. 2 ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO ELECT EACH OF THE DIRECTOR NOMINEES IN ITEM NO. 1 AND VOTE FOR ITEM NO. 2.

                       VOTING AND SOLICITATION OF PROXIES

    Only holders of record at the close of business on April 30, 1999 (the "Record Date") of the Company's Common Stock, $.01 par value (the "Common Stock"), which is quoted on The Nasdaq National Market under the symbol "MRVT", will be entitled to vote at the Annual Meeting. On April 26, 1999, there were 17,916,092 shares of Common Stock outstanding. The holders of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote will constitute a quorum at the meeting. Broker non-votes (see below) will be counted toward the establishment of a quorum. On all matters to come before the Annual Meeting, each holder of Common Stock will be entitled to one vote for each share owned.

    Please specify your choices on the items by marking the appropriate boxes on the enclosed proxy card and signing it. Shares represented by duly executed and unrevoked proxies in the enclosed form received by the Board will be voted at the Annual Meeting in accordance with the specifications made therein by the stockholders, unless authority to do so is withheld. If no specification is made, shares represented by duly executed and unrevoked proxies will be voted FOR the election as directors of the nominees listed in Item No. 1, FOR Item No. 2 and, with respect to any other matter that may properly come before the meeting, in the discretion of the proxy holder.

    This proxy solicitation is being made by the Company. The Company intends to solicit proxies by use of the mail. In addition, solicitation of proxies may be made by personal and telephonic meetings with stockholders by directors, officers and regular employees of the Company. The cost of preparing, assembling and mailing the proxy materials will be borne by the Company.

VOTE REQUIRED

    The election of the director nominees pursuant to Item No. 1 requires a plurality of the votes cast in person or by proxy at the Annual Meeting. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. Under Delaware law, the Company's Certificate of Incorporation and the Company's ByLaws, shares as to which a stockholder abstains or withholds from voting on the election of Directors, and shares as to which a broker indicates that it does not have discretionary authority to vote ("broker non-votes") on such nominees, will not affect the outcome of the election of directors.

    If any stockholder gives notice at the meeting of his or her intention to cumulate votes in the election of directors, each stockholder will be entitled to cumulate his or her votes and give one nominee a number of votes equal to the number of directors to be elected, multiplied by the number of shares then held, or distribute the votes on the same principle among as many nominees as the stockholder deems fit. Stockholders voting by means of the accompanying proxy will be granting the proxy holders discretionary authority to vote their shares cumulatively, but such stockholders may not mark the proxy to cumulate their own votes. The Board of Directors does not presently intend to give notice to cumulate votes, but it may elect to do so in the event of a contested election or other, presently unexpected, circumstances. In the event of cumulative voting, the accompanying proxy authorizes the individuals named as proxy holders, in their discretion, to vote cumulatively and to distribute, in any manner, the votes to which each share is entitled in the election of directors, among the nominees for whom the authority to vote has not been withheld in the accompanying proxy.

    Ratification of the appointment of Ernst & Young LLP as the independent auditors for the Company pursuant to Item No. 2 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Under Delaware law, the Company's Certificate of Incorporation and the Company's ByLaws, abstentions on such proposals have the same legal effect as a vote against such proposals. Broker non-votes are not counted as shares represented and entitled to vote and therefore will not affect the outcome of the vote on such proposals.

    A list of the stockholders of record as of the Record Date will be available for examination during ordinary business hours at least ten days prior to the Annual Meeting by any stockholder, for any purpose germane to the Annual Meeting at the Company's offices at 336 Bollay Drive, Santa Barbara California 93117 (telephone (805) 685-9880), Attention: Shadean Runyen.

     IF YOU PLAN TO ATTEND THE MEETING, PLEASE MARK THE APPROPRIATE BOX ON THE PROXY CARD. STOCKHOLDERS WHOSE SHARES ARE HELD OF RECORD BY BROKERS OR OTHER INSTITUTIONS, WILL BE ADMITTED UPON PRESENTATION OF PROPER IDENTIFICATION AND PROOF OF OWNERSHIP (E.G., A BROKERS' STATEMENT) AT THE DOOR.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of April 26, 1999 by (i) each person known by the Company to own beneficially five percent or more of the outstanding shares of its Common Stock, (ii) each of the executive officers named in the Summary Compensation Table included herein, (iii) each director and nominee for director of the Company and (iv) all directors and executive officers of the Company as a group.

                                                                                  NUMBER OF SHARES    PERCENTAGE OF
                                                                                    BENEFICIALLY       OUTSTANDING
                                      NAME                                          OWNED (1)(2)          STOCK
--------------------------------------------------------------------------------  -----------------  ---------------
Pharmacia & Upjohn, Inc.(3).....................................................       1,861,534            10.39%
St. Cloud Investment, Ltd.(4)...................................................       1,746,252             9.75%
Gary S. Kledzik, Ph.D.(5).......................................................       1,543,525             8.32%
Donald K. McGhan(6).............................................................       1,121,420             6.26%
David E. Mai....................................................................         298,125             1.64%
Charles T. Foscue(7)............................................................          74,011             *
Raul E. Perez, M.D..............................................................          52,500             *
John M. Philpott................................................................          49,375             *
William P. Foley II(8)..........................................................          26,250             *
Larry S. Barels(9)..............................................................           7,250             *
Jonah Shacknai(10)..............................................................              --             *
All directors and executive officers as a group (8 persons).....................       2,051,036            10.80%

------------------------

   * Less than one percent.

 (1) Each person has sole voting and investment power over the Common Stock shown as beneficially owned, subject to community property laws where applicable and the information contained in the footnotes below.

 (2) Includes the following shares of Common Stock issuable upon exercise of options and/or warrants exercisable within 60 days of April 26, 1999: Dr. Kledzik--643,125 shares; Mr. Mai--260,815 shares; Mr. Foscue--58,084 shares; Dr. Perez--52,500 shares; Mr. Philpott--41,875 shares; Mr. Foley-- 6,250 shares; Mr. Barels--6,250 shares; St. Cloud Investments, Ltd.--259,480; and directors and executive officers as a group--1,068,899 shares.

 (3) Pharmacia & Upjohn Company is a Delaware corporation formed by the merger in November 1995 of Pharmacia AB of Sweden and The Upjohn Company of the United States, according to a press release issued by Pharmacia & Upjohn on November 2, 1995. Pharmacia & Upjohn AB, a Swedish corporation, Pharmacia & Upjohn S.p.A., an Italian corporation, Pharmacia & Upjohn Company, a Delaware corporation, Pharmacia & Upjohn Holdings B.V., a "check the box" entity incorporated in the Netherlands and Pharmacia & Upjohn, Inc., has filed a Schedule 13D with the Securities and Exchange Commission ("SEC") dated March 1, 1999. According to the Schedule 13D filing, the principal business address of Pharmacia & Upjohn AB is S-171 97 Stockholm Sweden, the principal business address of Pharmacia & Upjohn S.p.A. is via Robert Hoch 1.2, 75017 Milan, Italy, the principal business address of Pharmacia & Upjohn Holdings B.V. is Houttuinlaan 4, NL--3447 GM Woerden, The Netherlands, the principal business address of both Pharmacia & Upjohn Company and Pharmacia & Upjohn, Inc. is 95 Corporate Drive, Bridgewater, New Jersey 08807. See "Certain Relationships and Related Transactions".

 (4) According to the Schedule 13D filed with the SEC on March 10, 1999, St. Cloud Investments, Ltd. is a corporation organized under the laws of the British Virgin Islands and its principal business address is c/o Robert Tucker, 61 Purchase Street, Suite 2, Rye, New York 10580.

 (5) Excludes 40,000 shares of Common Stock to which Dr. Kledzik disclaims beneficial ownership. Such shares were transferred to The Gary S. Kledzik Charitable Remainder Unitrust, of which Gary S. Kledzik is the trustee and beneficiary. Dr. Kledzik's address is 7408 Hollister Avenue, Santa Barbara, California 93117.

 (6) Includes 539,420 shares of Common Stock held by McGhan Management, a Nevada Limited Partnership, of which Mr. McGhan is the general partner and all other limited partners are members of his immediate family. Mr. McGhan's address is 3800 Howard Hughes Parkway, Las Vegas, Nevada 89109.

 (7) Excludes 12,069 shares of Common Stock to which Mr. Foscue disclaims beneficial ownership. 11,521 of these shares are held by HAI Financial, Inc., of which Mr. Foscue is the Chairman, President and Chief Executive Officer and the remaining 548 shares are held in a pension plan for the benefit of Mr. Foscue.

 (8) Excludes 255,500 shares of Common Stock to which Mr. Foley disclaims beneficial ownership. 250,000 of these shares are held by Fidelity National Financial, Inc., of which Mr. Foley is the Chairman and Chief Executive Officer, and the remaining 5,500 shares are held by his spouse and children.

 (9) Excludes 5,500 shares of Common Stock to which Mr. Barels disclaims beneficial ownership. Such shares are held by his spouse and children.

 (10) Excludes 35,625 shares underlying options exercisable within 60 days of April 26, 1999 as to which Mr. Shacknai disclaims beneficial ownership. Such shares are held in a trust administered by an independent trustee for the benefit of Mr. Shacknai's children.

            BOARD MEETINGS, REMUNERATION OF DIRECTORS AND COMMITTEES

    During 1998, the Board of Directors met on four occasions. Each director then in office attended in person or by telephone one hundred percent (100%) of the meetings of the Board of Directors and Committees on which he served.

    Employees of the Company do not receive any additional compensation for serving the Company as members of the Board of Directors or any of its Committees. Directors who are not employees of the Company do not receive fees for Board Meetings attended, but do receive an annual stock option grant under the Miravant Medical Technologies 1996 Stock Compensation Plan, as amended and restated effective March 3, 1997 (the "Stock Compensation Plan"). The Stock Compensation Plan currently provides for an automatic grant of non-qualified stock options to purchase 7,500 shares of Common Stock to non-employee directors on the first day of the fourth quarter of each year that a non-employee director serves on the Board of Directors during the term of the Stock Compensation Plan. Each option vests upon the grant date and is granted at an option price equal to the fair market value of the Common Stock on the grant date. The options terminate on the earlier of 90 days from the date on which a director is no longer a member of the Board of Directors for any reason other than death, ten years from the date of grant or six months from the director's death. Non-employee directors are also eligible for discretionary awards under the Stock Compensation Plan. During the year ended December 31, 1998, the following non-employee directors were automatically granted stock options to purchase 7,500 shares of Common Stock each under the Stock Compensation Plan: Charles T. Foscue, Raul E. Perez, M.D. and Jonah Shacknai. In addition, Jonah Shacknai, and new directors Larry S. Barels and William P. Foley II, upon their appointment to the Board of Directors in November 1998 and October 1998, respectively, each received non-qualified stock options to purchase 50,000 shares of Common Stock under the Stock Compensation Plan which were granted at an option price equal to the fair market value of the Common Stock on the grant date and vest ratably each quarter over a four-year period. The Company also reimburses directors for out-of-pocket expenses incurred in connection with attending Board and Committee meetings.

    The Board has standing Audit and Compensation Committees. The Board does not have a standing nominating committee or a committee performing similar functions. The current members of each of the Board's Committees are listed below.

THE AUDIT COMMITTEE

    The Audit Committee, composed solely of outside directors, meets with the Company's independent accountants and management to discuss, recommend and review accounting principles, financial and accounting controls, the scope of the annual audit and other matters; advises the Board on matters related to accounting and auditing; and reviews management's selection of independent accountants. The members of the Audit Committee are Charles T. Foscue, Raul E. Perez, M.D. and Jonah Shacknai, in addition to new members William P. Foley II and Larry S. Barels beginning in October and November 1998, respectively. During 1998, the Audit Committee met one time.

THE COMPENSATION COMMITTEE

    The Compensation Committee, composed solely of outside directors, reviews and takes action regarding terms of compensation, employment contracts and pension matters that concern executive officers of the Company. The Compensation Committee also administers the Stock Compensation Plan. The members of the Compensation Committee are Charles T. Foscue, Raul E. Perez, M.D. and Jonah Shacknai, in addition to new members William P. Foley II and Larry S. Barels beginning in October and November 1998, respectively. During 1998, the Compensation Committee met one time.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Foscue is a founder, Chairman, President and Chief Executive Officer of HAI Financial, Inc., previously known as Harmet Associates, Inc., ("HAI"), which provides corporate financial consulting services in the areas of mergers and acquisitions, public and private financings, strategic planning and financial analysis. Both HAI and Mr. Foscue have been advisors to the Company since 1991 and have been involved in the Company's private and public financings from 1991 to the present. For the year ended December 31, 1998, the Company recorded as expense $373,000 in connection with ongoing consulting services provided by HAI.

                               EXECUTIVE OFFICERS

    The names, ages and certain additional information (if not set out in Item No. 1) of the current executive officers of the Company are as follows:

         NAME           AGE                                                 POSITION
----------------------  --- --------------------------------------------------------------------------------------------------------
Gary S. Kledzik, Ph.D.  49  Chairman of the Board and Chief Executive Officer

David E. Mai            54  President of Miravant Medical Technologies, Miravant Systems, Inc., Miravant Cardiovascular, Inc. and
                            Miravant Pharmaceuticals, Inc.

John M. Philpott        38  Chief Financial Officer

    JOHN M. PHILPOTT has served as Chief Financial Officer since December 1995. Since March 1995, Mr. Philpott had served as Controller. Prior to joining the Company, Mr. Philpott was a Senior Manager with Ernst & Young LLP, which he joined in 1986. Mr. Philpott is a Certified Public Accountant in the State of California. He holds a B.S. degree in Accounting and Management Information Systems from California State University, Northridge.

    Information about Dr. Kledzik and Mr. Mai is set forth in Item No. 1.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee (the "Committee"), composed entirely of outside directors, is responsible for oversight and administration of executive compensation. The Committee also reviews the Company's overall compensation program as reported to the Committee by management. In establishing the Company's executive compensation program, the Committee takes into account the significance of the position to the Company, stockholder value, current market data and compensation trends for comparable companies and geographic locations, compares corporate performance to that of other companies in the same industry, gauges achievement of corporate and individual objectives and considers the overall effectiveness of the program in measuring and rewarding desired performance levels. These principles have been adhered to by developing incentive pay programs which provide competitive compensation and reflect the Company's performance. Both short-term and long-term incentive compensation are based on Company performance, achievement of specific milestones and the value received by stockholders. Since the Company is in the development stage, the use of traditional performance standards (such as revenue growth, operating income, profit levels and return on equity) are not appropriate in evaluating the performance of the executive officers. In particular, the unique nature of the biotechnology industry, specifically the absence of commercial revenues and the fact that the Company's stock performance is often more a consequence of large market forces than that of actual Company achievements, makes it difficult to tie performance objectives to standard financial consideration. The Committee believes the compensation of the Company's executive officers is generally in the middle range of compensation data compiled for comparable companies.

COMPENSATION PHILOSOPHY

    The Committee bases the executive compensation program on the following principles which reflect the value created for stockholders while supporting the Company's strategic business goals:

    - Compensation should encourage increased stockholder value.

    - Compensation levels for executive officers are benchmarked to the outside market, utilizing information from general industry surveys.

    - Total compensation opportunity is targeted to the mid-range from general industry surveys with incremental amounts which may be earned above that level depending upon corporate and individual performance. The Committee considers it essential to the vitality of the Company that the total compensation opportunity for executive officers remain competitive in order to attract and retain the talent needed to manage and build the Company's business.

    - Incentive compensation is designed to reinforce the achievement of both short and long-term strategic business goals and objectives of the Company.

COMPENSATION MEASUREMENT

    The Company's executive compensation is composed of three components, base salary, short-term incentives and long-term incentives, each of which is intended to serve the overall compensation philosophy.

    BASE SALARY. The Company's salary levels are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance of the Company, general economic conditions, as well as a number of factors relating to the particular individual, including the performance of the individual executive, and level of experience, ability and knowledge of the job.

    SHORT-TERM INCENTIVES. The Compensation Committee has the ability to award stock-based, short-term incentive compensation to executives under the Stock Compensation Plan based on the executive's level of responsibility, potential contribution, the success of the Company and competitive conditions. Although no such awards have been granted under the Stock Compensation Plan to date, the executive's actual award would generally be determined following the end of the fiscal year based on the Company's achievement of its goals and an assessment of the executive's individual performance. Although generally the Company currently does not award short-term cash incentive compensation to its executives, the Committee may in the future award cash bonuses based on the achievement of target levels of growth or other performance objectives established in consultation with senior management.

    LONG-TERM INCENTIVES. The Committee may award long-term incentive stock compensation based upon the achievement of the Company's research and development program goals, strategic alliance collaboration goals, capital funding goals and the performance of the Common Stock on The Nasdaq National Market. Under the Company's employment agreements and the Stock Compensation Plan, stock options and other stock awards are granted from time to time to reward key employee's contributions and as an incentive to future contributions. Such grants of awards are based primarily on a key employee's past and potential contribution to the Company's accomplishments and growth. Under the Stock Compensation Plan, the exercise price of incentive stock options must equal or exceed the fair market value of the Common Stock on the date of grant. Although the exercise price of certain non-statutory stock options granted in the past were less than the fair market value of the Common Stock at the date of grant, no options granted to executive officers in 1998 were granted with an exercise price below fair market value. Generally, the options under the Stock Compensation Plan vest over four years and employees must continue to be employed by the Company for such options to vest.

    The stock option grants are designed to align the interests of the executive officers with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company.

    1998 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER. In setting the 1998 salary and incentive award levels for the Chief Executive Officer, the Committee reviewed the Company's achievements in 1997. The Committee also considered the Chief Executive Officer's leadership in continuing to strategically position the Company for the development and commercialization of drugs and devices for use in photodynamic therapy in the treatment of a number of indications. Some of the achievements during 1997 include:

    - The Company completed three private equity offerings which provided net proceeds to the Company of $68.2 million;

    - The Company conducted Phase I/II clinical trials for age-related macular degeneration;

    - The Company conducted Phase III clinical trials for cutaneous metastatic breast cancer and reported encouraging results; and

    - The Company progressed significantly in new oncology preclinical studies.

    While acknowledging the significance of the above mentioned achievements, the Committee increased the Chief Executive Officer's salary, from $200,000 to $300,000 starting in 1998. Additionally, consistent with the Company's current general policy of not awarding short-term cash incentives, the Committee determined to forego any short-term incentive award to the Chief Executive Officer for 1998. With respect to long-term incentives, however, the Committee approved the grant to the Chief Executive Officer of 200,000 non-statutory stock options under the Stock Compensation Plan priced at the fair market value on the grant date and vesting at the rate of 25% a year.

    SECTION 162(m) IMPLICATIONS FOR EXECUTIVE COMPENSATION. It is the responsibility of the Committee to address the issues raised by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which makes certain "non-performance-based" compensation to certain executives of the Company in excess of $1,000,000 non-deductible to the Company. To qualify as "performance-based" under Section 162(m), compensation payments must be made pursuant to a plan, by a committee of at least two "outside" directors (as defined in the regulations promulgated under the Code) and must be based on achieving objective performance goals. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the outside directors or the Committee, as applicable, must certify that the performance goals were achieved before payments can be awarded.

    The Committee, in planning for the future of the Company, has considered the impact of Section 162(m) and has taken several steps which are designed to minimize its effect to the extent practicable while maintaining competitive compensation practices. First, the Board of Directors adopted the Stock Compensation Plan, which was approved by the Company's stockholders at the 1996 Annual Meeting, and the amendments thereto, which were approved at the 1997 Annual Meeting. The Stock Compensation Plan establishes performance criteria which, if utilized, will qualify certain awards made under the Stock Compensation Plan as performance-based awards approved by the stockholders, and thus not counted toward the $1,000,000 limitation. Secondly, the Committee continued to tie a significant portion of the Company's compensation to executives to research and development milestone achievements and increased stockholder value. The Committee expects to continue to examine the effects of
Section 162(m) and to monitor the level of compensation paid to the Company's executive officers in order to take any steps which may be appropriate in response to the provisions of Section 162(m) to the extent practicable while maintaining competitive compensation practices.

                                          COMPENSATION COMMITTEE
                                           Jonah Shacknai, Chairman
                                           Charles T. Foscue
                                           Raul E. Perez, M.D.
                                           Larry S. Barels
                                           William P. Foley II

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

    The following table summarizes all compensation paid to the Company's Chief Executive Officer and to the Company's other most highly compensated executive officers other than the Chief Executive Officer, whose total annual salary exceeded $100,000 for services rendered in all capacities to the Company during the fiscal years ended December 31, 1998, 1997 and 1996 (collectively, the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                                         AWARDS
                                                                                    ----------------
                                                                                       SECURITIES
                                                        ANNUAL COMPENSATION            UNDERLYING
                                                     -------------------------          OPTIONS
         NAME AND PRINCIPAL POSITION           YEAR    SALARY          BONUS        (# OF SHARES)(1)
---------------------------------------------  ----  ----------      ---------      ----------------
Gary S. Kledzik, Ph.D .......................  1998  $  300,000      $      --          200,000
  Chairman of the Board and Chief Executive    1997     200,000             --          100,000
  Officer                                      1996     180,000             --            5,000(2)

David E. Mai ................................  1998  $  225,000      $      --          100,000
  Director and President                       1997     178,000             --           50,000
                                               1996     155,000             --            5,000(2)

John M. Philpott ............................  1998  $  140,000      $      --           50,000
  Chief Financial Officer                      1997     108,000             --           25,000
                                               1996      90,000             --            5,000(2)

------------------------

(1) The options vest equally over a period of four years and expire upon the earlier of (i) six months after termination of employment (or upon termination if terminated for cause), or (ii) ten years from the date of grant.

(2) Represents options for 2,500 shares which were originally granted on February 1, 1996 at an exercise price of $56.00, the closing price of the Company's Common Stock on the Nasdaq National Market on the date of grant, and, subsequently, were re-priced on December 31, 1996 to $28.00, the closing price of the Common Stock on the Nasdaq National Market on such date. The net result of this transaction was that a total of 2,500 options granted to each named executive officer in 1996 was held by each such officer at December 31, 1996.

OPTION GRANTS IN 1998

    The following table sets forth certain information as of December 31, 1998 and the year then ended concerning stock options granted to the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE
                                   NUMBER OF                                                 VALUE AT ASSUMED ANNUAL
                                  SECURITIES                                                  RATES OF STOCK PRICE
                                  UNDERLYING        % OF TOTAL                               APPRECIATION FOR OPTION
                                OPTIONS GRANTED   OPTIONS GRANTED   EXERCISE                          TERM
                                     (# OF         TO EMPLOYEES       PRICE     EXPIRATION   -----------------------
             NAME                 SHARES)(1)      DURING THE YEAR   ($/SHARE)      DATE          5%          10%
------------------------------  ---------------   ---------------   ---------   ----------   ----------  -----------
Gary S. Kledzik...............      200,000            28.45%        $32.13        1/29/08   $4,040,648  $10,239,795
David E. Mai..................      100,000            14.22%         32.13        1/29/08    2,020,324    5,119,898
John M. Philpott..............       50,000             7.11%         32.13        1/29/08    1,010,162    2,559,949

------------------------

(1) The options vest ratably over a period of four years and expire upon the earlier of (i) six months after termination of employment (or upon termination if terminated for cause), or (ii) ten years from the date of grant.

AGGREGATED OPTION EXERCISES IN FISCAL 1998 AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information as to the stock options exercised by the named executive officers at the end of 1998 and the value of the options exercised at that date based on the difference between the market price of the stock and the exercise prices of the options.

     OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF
                                                         SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS AT      IN-THE-MONEY OPTIONS AT
                                                          DECEMBER 31, 1998(#)       DECEMBER 31, 1998($)(1)
                      SHARES ACQUIRED       VALUE      --------------------------  ---------------------------
       NAME          ON EXERCISE(#)(2)  REALIZED($)(3) EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
-------------------  -----------------  -------------  -----------  -------------  ------------  -------------
Gary S. Kledzik....         75,000       $ 1,585,586      567,500        276,250   $  3,681,094   $        --
David E. Mai.......         37,310         1,327,490      222,690        168,750      1,428,725            --
John M. Philpott...          7,500           170,925       18,750         73,750         13,275        13,275

------------------------

(1) Based on the difference between the closing price of the Common Stock as reported on the Nasdaq National Market as of December 31, 1998 and the exercise price of such options.

(2) Represents the exercise of options granted pursuant to their Employment Agreements.

(3) Value Realized is based on the difference between the closing price of the Common Stock as reported on the Nasdaq National Market on the date exercised and the exercise price of such options.

EMPLOYMENT AGREEMENTS

    The Company and Dr. Kledzik are parties to an employment agreement effective December 31, 1989, as amended (the "Employment Agreement"), pursuant to which Dr. Kledzik serves as Chief Executive Officer for the Company and its subsidiaries. The Employment Agreement provides for an initial employment term of one (1) year, renewed for successive one-year terms, unless Dr. Kledzik notifies the Company in writing at least 30 days in advance of, or the Company notifies Dr. Kledzik in writing 30 days before or after, December 31 of each year. Under the terms of the Employment Agreement, Dr. Kledzik is entitled to an annual salary as determined by the Compensation Committee of the Board of Directors from time to time. The current annual salary is $325,000. As of December 31, 1998, in connection with the

Employment Agreement, Dr. Kledzik has received options to purchase a total of 674,466 shares of Common Stock at exercise prices ranging from $0.03 to $2.00 per share with a weighted average price of $0.88 per share. Additionally, from two of the Company's employee stock option plans, Dr. Kledzik has received options to purchase 531,250 shares at exercise prices ranging from $6.00 to $56.00 per share with a weighted average exercise price of $31.17 per share. Options for 926,966 shares have vested, of which 359,466 have been exercised. Options outstanding at December 31, 1998 vest ratably over four years from the date of grant. The Employment Agreement provides that Dr. Kledzik shall perform his duties at the Company's designated facility in Santa Barbara, California. If the Employment Agreement is terminated other than at Dr. Kledzik's option or by the Company for cause, then the Company shall pay Dr. Kledzik severance compensation in an amount equal to the product of his monthly base salary multiplied by the greater of: (i) the number of months remaining under the term of the Employment Agreement; or (ii) six. If the Company terminates Dr. Kledzik's employment for cause or Dr. Kledzik terminates his employment, he is not entitled to severance pay. "Cause" is defined in the Employment Agreement to be personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than minor traffic violations) or material breach of any provision of the Employment Agreement or any other agreement between Dr. Kledzik and the Company. In addition, in connection with the execution of the Employment Agreement, Dr. Kledzik executed and delivered the Company's standard form Intellectual Property and Confidentiality Agreement providing for the assignment to the Company of inventions and intellectual property created or enhanced during Dr. Kledzik's employment and providing for the protection of confidential information.

    The Company and Mr. Mai are parties to an employment agreement effective February 1, 1991, as amended (the "Employment Agreement"), pursuant to which Mr. Mai serves as President of the Company and its subsidiaries. The Employment Agreement provides for an initial employment term of one (1) year, renewed for successive one-year terms, unless Mr. Mai notifies the Company in writing at least 30 days in advance of, or the Company notifies Mr. Mai in writing 30 days before or after, January 1st of each year. Under the terms of the Employment Agreement, Mr. Mai is entitled to an annual salary as determined by the Compensation Committee from time to time. The current annual salary is $250,000. As of December 31, 1998, in connection with the Employment Agreement, Mr. Mai has received options to purchase a total of 150,000 shares of Common Stock at exercise prices ranging from $0.67 to $2.00 per share with a weighted average price of $1.42 per share. Additionally, from two of the Company's employee stock option plans, Mr. Mai has received options to purchase 281,250 shares at exercise prices ranging from $6.00 to $56.00 per share with a weighted average exercise price of $30.12 per share. Options for 260,000 shares have vested, of which 37,310 shares have been exercised. The options generally vest ratably over four years from the date of grant. The remaining terms and conditions of Mr. Mai's Employment Agreement are substantially identical to those in Dr. Kledzik's agreement, except that if the Employment Agreement is terminated other than at Mr. Mai's option or by the Company for cause, then the Company shall pay Mr. Mai severance compensation in an amount equal to one week's salary for each six month employment period, beginning six months after the effective date of the Employment Agreement.

    The Company and Mr. Philpott are parties to an employment agreement effective March 20, 1995, as amended (the "Employment Agreement"), pursuant to which Mr. Philpott serves as Chief Financial Officer of the Company and its subsidiaries. The Employment Agreement provides for an initial employment term of one (1) year, renewed for successive one-year terms, unless Mr. Philpott notifies the Company in writing at least 30 days in advance of, or the Company notifies Mr. Philpott in writing 30 days before or after, March 20 of each year. Under the terms of the Employment Agreement, Mr. Philpott is entitled to an annual salary as determined by the Company from time to time. The current annual salary is $175,000. As of December 31, 1998, in connection with the Employment Agreement, Mr. Philpott has received options to purchase a total of 15,000 shares of Common Stock at exercise prices ranging from $8.00 to $10.67 per share with a weighted average price of $9.34 per share. Additionally, from two of the Company's employee stock option plans, Mr. Philpott has received options to purchase 87,500 shares at exercise prices ranging from $28.00 to $56.00 per share with a weighted average exercise price of $31.74 per share. Options for 26,250 shares have vested, of which 7,500 shares have been exercised. The options generally vest ratably over four years from the date of grant. The remaining terms and conditions of Mr. Philpott's Employment Agreement are substantially identical to those in Dr. Kledzik's agreement, except that if the Employment Agreement is terminated other than at Mr. Philpott's option or by the Company for cause, then the Company shall pay Mr. Philpott severance compensation in an amount equal to one week's salary for each six month employment period, beginning six months after the effective date of the Employment Agreement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In July 1995, the Company entered into a License Agreement, a Drug Supply Agreement and a Device Supply Agreement with Pharmacia & Upjohn, the beneficial owners of more than five percent of the Company's Common Stock relating to the development, distribution and sale of the Company's leading drug candidate, Purlytin-TM-, and certain light devices for use in PhotoPoint-TM- (the Company's proprietary technologies for photodynamic therapy) in the fields of oncology, urology and dermatology. Concurrent with entering into the License Agreement, Pharmacia & Upjohn entered into a Stock Purchase Agreement pursuant to which Pharmacia & Upjohn purchased 600,000 shares of Common Stock from the Company for $12.0 million. In August 1994, the Company entered into a Formulation Agreement with Pharmacia & Upjohn. In August 1996, the agreements were extended to the field of ophthalmology. In January 1999, the Company entered into an Equity Investment Agreement, whereby, Pharmacia & Upjohn purchased 1,136,533 shares of our Common Stock for an aggregate purchase price of $19.0 million. For the year ended December 31, 1998, the Company paid $2.6 million and recorded as expense $2.9 million in connection with the Formulation Agreement. Additionally, for the year ended December 31, 1998 the Company recorded revenues of $9.3 million related to the license agreement and related amendments.

    In December 1997, the Compensation Committee of the Board of Directors recommended and subsequently approved an option loan program for the Company's named executive officers. The loans, which accrue interest at the applicable federal rates and are payable in five years, were awarded specifically for the purpose of exercising options and paying the related option exercise price and payroll taxes, if any, and are secured by the underlying shares exercised. The amounts awarded under this program were $500,000 each for both Gary S. Kledzik and David E. Mai and $150,000 for John M. Philpott. Subsequently, the Company adjusted the taxes withheld on the options exercised and the current adjusted outstanding loan balances are $17,302 for Gary S. Kledzik, $28,820 for David E. Mai and $71,374 for John M. Philpott. During 1996 and 1997, under the Company's employee loan program, the named executive officers borrowed $25,000 each. These notes are collateralized by their stock options and accrue interest at the applicable federal rates and mature five years from the date of issuance. Currently, the notes are still outstanding and are accruing interest. In addition, in August 1998, the Company made a short-term loan to its Chief Executive Officer. This note accrues interest at a fixed rate of 5.5% and matures one year from the date of issuance. Currently, the note has an outstanding balance of $296,000 plus accrued interest. In December 1997, the Company made a short-term loan to its President. The note accrues interest at a fixed rate of 5.89% and currently, the note has an outstanding principal balance of $32,500 plus accrued interest.

    See also "Compensation Committee Interlocks and Insider Participation".

                     COMPARISON OF TOTAL STOCKHOLDER RETURN

    The Company's Common Stock began trading on the Nasdaq SmallCap Market on April 11, 1995 and was designated as a National Market System security on The Nasdaq National Market on August 30, 1995. From August 30, 1995 to September 12, 1997, the stock was traded under the symbol PDTI. Effective September 15, 1997, the Company changed the name to Miravant Medical Technologies and the ticker symbol to MRVT. The graph below compares the cumulative total stockholder return on the Common Stock with the cumulative total return on the Nasdaq Market Index and a peer group made up of the companies included in the Nasdaq Pharmaceutical Index over the period indicated (assuming the investment of $100 in the Company's Common Stock on April 11, 1995, the date of the Company's initial public offering, and reinvestment of any dividends). In accordance with SEC regulations, the stockholder return for each entity in the peer group index has been weighted on the basis of market capitalization as of each monthly measurement date set forth on the graph. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. The other indices are included for comparative purposes only and do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the Common Stock.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                         MIRAVANT MEDICAL TECHNOLOGIES

PREPARED BY THE CENTER FOR RESEARCH IN SECURITY PRICES
Produced on 02/05/1999 including data to 12/31/1998

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

CRSP Total Returns Index for:          04/11/95   12/1995    12/1996    12/1997    12/1998
-------------------------------------  --------   --------   --------   --------   --------
Miravant Medical Technologies           100.0      443.4      247.1      352.9      113.6
Nasdaq Stock Market (US Companies)      100.0      128.6      158.1      193.9      272.6
Nasdaq Pharmaceuticals Stocks           100.0      169.7      170.2      175.7      224.9

                                   ITEM NO. 1
                              ELECTION OF DIRECTORS

    The ByLaws of the Company authorize not more than nine (9) nor less than five (5) members of the Board of Directors and, effective October 28, 1998, fix the number of members at eight (8) until changed. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the Company's six (6) nominees named below, each to serve until the next Annual Meeting of Stockholders and until the director's successor is elected and qualified. If any stockholder gives notice in accordance with the Company's Certificate of Incorporation and applicable law of his or her intention to cumulate votes, then all stockholders may cumulate votes. If such notice is given, the proxy holders will vote the proxies received by them cumulatively in their discretion.

    Six (6) Directors are being nominated to be elected until the 2000 Annual Meeting of Stockholders and until their successors are elected and qualified:
LARRY S. BARELS; WILLIAM P. FOLEY II; CHARLES T. FOSCUE; GARY S. KLEDZIK, PH.D.; DAVID E. MAI; AND JONAH SHACKNAI.

    If any nominee is unable to or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the shares which they represent for a nominee designated by the present Board of Directors to fill the vacancy, unless the Board, to the extent permitted, reduces the number of directors. It is not presently expected that any nominee will be unable or will decline to serve as a director.

    Names of the nominees and certain information about each of them are set forth below.

LARRY S. BARELS, AGE 49

    Mr. Barels has served as a director of the Company since November 1998. Mr. Barels has been Principal of Pacific Capital Resources, his own consulting practice, from 1996 to the present. Mr. Barels was also the former Chairman of Software.com, Inc., a privately held company that develops internet and intranet-based messaging server software, from 1995 to 1997. Mr. Barels has also been a partner and advisor to Vantage Point Venture Partners, from 1997 to present. From 1985 through 1995, Mr. Barels was the Chairman and Chief Executive Officer of Wavefront Technologies, a company involved in digital image manipulation and computer animation. Currently, Mr. Barels is also director of Miramar Systems and MSC Software. Mr. Barels holds a B.A. from Brigham Young University in Communications.

WILLIAM P. FOLEY II, AGE 54

    Mr. Foley has served as a director of the Company since October 1998. Mr. Foley has been Chairman and Chief Executive Officer of Fidelity National Financial, Inc. since 1984 to the present. Mr. Foley is also currently serving as Chairman of the Board and Chief Executive Officer of CKE Restaurants, Inc., the developer, owner, operator and franchisor of Carl's Jr. restaurants, and as Chairman of the Board of Rally's Hamburgers, Inc., Checkers Drive-In Restaurants, Inc., Santa Barbara Restaurant Group, Inc., and American National Financial, Inc. Mr. Foley is also a director of Micro General Corporation and Fresh Foods, Inc. Mr. Foley holds a B.S. degree from the United States Military Academy at West Point, an M.B.A from Seattle University and a JD from the University of Washington.

CHARLES T. FOSCUE, AGE 50

    Mr. Foscue has served as a director of the Company since July 1996. Mr. Foscue is a founder, Chairman, President and Chief Executive Officer of HAI and has held those positions since the inception of HAI in 1979. HAI serves as a corporate financial consultant in the areas of mergers and acquisitions, public and private financings, strategic planning and financial analysis. HAI and Mr. Foscue have been advisors to the Company since 1991 and have been involved in the Company's private and public financings from 1991 to the present. Prior to founding HAI, Mr. Foscue was Vice President of Marketing for Tri-Chem, Inc. Mr. Foscue holds a B.A. degree in Economics from the University of North Carolina and an M.B.A. degree from Harvard University, Graduate School of Business.

GARY S. KLEDZIK, PH.D., AGE 49

    Dr. Kledzik is a founder of the Company and has served as a director since its inception in June 1989. He served as President of the Company from June of 1989 to May of 1996. He has been Chairman of the Board of Directors since July 1991 and Chief Executive Officer since September 1992. Dr. Kledzik held the office of President of Miravant (formerly PDT) Pharmaceuticals, Inc. since its formation until July 1996. Prior to joining the Company, Dr. Kledzik was Vice President of the Glenn Foundation for Medical Research. His previous experience includes serving as General and Research Manager for an Ortho Diagnostic Systems, Inc. division of Johnson & Johnson, Vice President of Immulok, Inc., a cancer and infectious disease biotechnology company which he co-founded and which was acquired by Johnson & Johnson in 1983, Laboratory Director for Endocrine Sciences in Los Angeles and Adjunct Research Scientist at the University of California at Los Angeles. Dr. Kledzik holds a B.S. in Biology and a Ph.D. in Physiology from Michigan State University.

DAVID E. MAI, AGE 54

    Mr. Mai has served as President of the Company since May 1996, President of Miravant Cardiovascular, Inc. since September 1992, President of Miravant Pharmaceuticals, Inc. since July 1996 and President of Miravant Systems, Inc. since June 1997. Mr. Mai served as Vice President of Corporate Development for the Company from March 1994 until May 1996. Mr. Mai became associated with the Company in July 1990 as a consultant assisting with technology and business development. He joined the Company in 1991, serving as New Product Program Manager from February 1991 to July 1992 and as Clinical Research Manager from July 1992 to September 1992. Prior to joining the Company, Mr. Mai was Director of the Intravascular Ultrasound Division of Diasonics Corporation from 1988 to 1989. Previously, Mr. Mai served as Director of Strategic Marketing for Boston Scientific Corporation's Advanced Technologies Division, Vice President of Stanco Medical and Sales Engineer with Hewlett-Packard Medical Electronics. Mr. Mai holds a B.S. degree in Biology from the University of Hawaii.

JONAH SHACKNAI, AGE 42

    Mr. Shacknai has served as a director of the Company since September 1997. Mr. Shacknai is a founder of Medicis Pharmaceutical Corporation where he has served as Chairman of the Board and Chief Executive Officer since July 1988. Mr. Shacknai also served as a member of the National Arthritis and Musculoskeletal and Skin Disease Advisory Council of the National Institute of Health, is a member of the Joint High Level Advisory Panel of the United States-Israel Science and Technology Commission and served as a director for Health World Corporation. Previously, he was a member of the Washington D.C. law firm of Royer, Shacknai & Mehle. Mr. Shacknai has also previously served as Counsel to the United States House of Representatives Committee on Science and Technology, founding director of IVAX Corporation and as a member of the Commission on the Federal Drug Approval Process. Mr. Shacknai holds a B.A. from Colgate University and a JD from Georgetown University Law Center.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF
        THE SIX (6) NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT.

                                   ITEM NO. 2
                        PROPOSAL TO RATIFY APPOINTMENT OF
                  THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has appointed, subject to ratification by the stockholders, Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999. Ernst & Young LLP has been the Company's independent auditors since 1992. The Board of Directors believes that the continuation of Ernst & Young LLP as the Company's independent public accountants is beneficial to the Company and its stockholders.

    Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to address the meeting, if they so desire, and respond to appropriate questions.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS ITEM.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and any persons who own more than ten percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms filed.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1998, all such Section 16(a) filing requirements were complied with.

                                 OTHER MATTERS

    The Company is unaware of any other matters to be presented at the Annual Meeting, but if any other matters should properly come before the Meeting, it is intended that the persons named in the accompanying proxy will vote the proxy in accordance with their judgment.

               STOCKHOLDER PROPOSALS FOR THE 2000 PROXY STATEMENT

    Any stockholder satisfying the SEC requirements and wishing to submit a proposal to be included in the Proxy Statement for the Company's 2000 Annual Meeting of Stockholders should submit the proposal in writing to Secretary, Miravant Medical Technologies, 336 Bollay Drive, Santa Barbara, California 93117 no later than December 31, 1999, in order for such proposal to be considered for inclusion in the Proxy Statement and all other conditions for such inclusion must be satisfied. Additionally, management proxy holders for the Company's 2000 Annual Meeting will have discretionary authority to vote on any stockholder proposal that is presented at such Annual Meeting, but that is not included in the Company's Proxy Statement, unless notice of such proposal is received by the Secretary on or before February 21, 2000.

                WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING,
                     PLEASE SIGN THE PROXY AND RETURN IT IN
                          THE ENCLOSED STAMPED ENVELOPE

 Santa Barbara, California
 May 10, 1999

                                          By Order of the Board of Directors

                                          /s/ JOSEPH E. NIDA
                                          -------------------------------
                                          Joseph E. Nida
                                          SECRETARY

                         MIRAVANT MEDICAL TECHNOLOGIES

      PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                          STOCKHOLDERS--JUNE 23, 1999

MIRAVANT MEDICAL TECHNOLOGIES, 336 BOLLAY DRIVE, SANTA BARBARA, CALIFORNIA 93117

    The undersigned hereby appoints Gary S. Kledzik, Ph.D. and John M. Philpott, and each of them the true and lawful attorneys in fact, agents and proxies, each with full power of substitution, to attend the annual meeting of stockholders of Miravant Medical Technologies (the "Company") to be held June 23, 1999, at 9:00 a.m. at The Four Seasons Biltmore Hotel, Santa Barbara, California, and/or at any adjournment of the annual meeting, and to vote in the manner indicated below all shares of Common Stock which the undersigned would be entitled to vote if personally present, all in accordance with and as more fully described in the Notice of Annual Meeting and accompanying Proxy Statement, receipt of which is hereby acknowledged.

    THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED AS INDICATED BELOW:

                     PLEASE MARK YOUR VOTES LIKE THIS: /X/.

1.         To elect the following as         FOR ALL NOMINEES LISTED BELOW--            WITHHOLD AUTHORITY TO VOTE
           directors.                        (except as marked below)  / /              FOR ALL NOMINEES LISTED BELOW  / /

Larry S. Barels, William P. Foley II, Charles T. Foscue, Gary S. Kledzik, Ph.D.,
                        David E. Mai, and Jonah Shacknai

 TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE OUT THE NAME OF ANY SUCH
                   NOMINEE(S) AND MARK THE FOLLOWING BOX: / /

2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the 1999 fiscal year.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. In their discretion, on such other business as may properly come before the annual meeting or any adjournment thereof.

    IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN
ITEM 1, FOR ITEM 2 AND, WITH RESPECT TO ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING, IN THE DISCRETION OF THE PROXY HOLDERS.

    Please mark, date and sign as your name appears below and return in the enclosed envelope. If acting as executor, administrator, trustee or guardian, state your full title and authority when signing. If the signer is a corporation, please sign the full corporation name, by a duly authorized officer. If shares are held jointly, each stockholder named should sign.
                                                      Dated ______________, 1999
                                                      __________________________
                                                      __________________________

                                                      Signature, if held jointly

    PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PRE-PAID
                                    ENVELOPE
 / / I/WE PLAN TO ATTEND THE MEETING. IF YOU PLAN TO ATTEND THE MEETING, PLEASE
                                 MARK THE BOX.